UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Birmingham Purchase and Sale Agreement

On October 12, 2017, the Company entered into a Single Family Homes Real Estate Purchase and Sale Agreement, as amended on December 14, 2017 (the “Birmingham Agreement”), with multiple parties (collectively, the “Birmingham Sellers”), to purchase a portfolio of up to 40 single-family homes located in the Birmingham, Alabama metropolitan area from the Birmingham Sellers. The Birmingham Sellers are unaffiliated with the Company. The Birmingham Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2017 and the first amendment thereto was filed as an exhibit to the Company’s Current Report on Form 8-K/A filed with the SEC on December 18, 2017

On January 31, 2018, the Company and the Birmingham Sellers entered into a second amendment to the Birmingham Agreement, pursuant to which the parties agreed to reduce the homes subject to purchase from 40 to 27, to reduce the aggregate purchase price for the homes subject to purchase from $2,443,000 to $1,659,000 and to extend the Company’s due diligence period and the closing date to no later than February 15, 2018.

The foregoing description of the amendment to the Birmingham Agreement is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit 10.1	Amendment dated January 31, 2018 to Single Family Homes Real Estate Purchase and Sale Agreement dated October 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: February 2, 2018	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer